UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 27, 2024
Date of Report (Date of Earliest Event Reported)

Lendway, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13471	41-1656308
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5000 West 36th Street, Suite 220 Minneapolis, Minnesota	55416
(Address of Principal Executive Offices)	(Zip Code)

(763) 392-6200
(Registrant’s Telephone Number, Including Area Code)
________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LDWY	The NasdaqStock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

On September 27, 2024, we entered into an Amended and Restated Delayed Draw Term Note (the “Amended Note”) with Air T, Inc. (the “Lender”) pursuant to which the Lender has agreed to advance up to an additional $1.0 million from time to time until August 15, 2026, but not on a revolving basis. The Amended Note provides for total borrowing of up to $3.5 million to fund the Company’s operations. As previously disclosed, amounts outstanding under the Amended Note bear interest at a fixed rate of 8.0%, which may be increased by 3.0% upon certain events of default. The Amended Note remains scheduled to mature and all principal and accrued but unpaid interest will become due on August 15, 2029, subject to the Lender’s right to demand payment on or after February 15, 2026. No closing or origination fees will be paid to the Lender.

The Lender beneficially owns greater than 10% of our outstanding Common Stock and is a member of a group of stockholders that collectively owns approximately 40% of our outstanding common stock. Additionally, our current director and Co-Chief Executive Officer, Mark R. Jundt, serves as General Counsel and Corporate Secretary of the Lender, current director and Co-Chief Executive Officer, Daniel C. Philp, serves as Senior Vice President of Corporate development at the Lender, and current director, Nicholas J. Swenson, serves as President and Chief Executive Officer of the Lender and is himself a member of the stockholder group. The entry into the Amended Note was again approved in advance by the Audit Committee of our Board of Directors in accordance with our Related Person Transaction Approval Policy and by a vote of solely independent directors who have no relationship with the Lender.

The foregoing description of the material terms of the Amended Note is each qualified by the text of the Amended Note, which is filed as Exhibit 10.1 to this Current Report, and incorporated by reference into this Item 1.01.

Item 2.03. Creation of A Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Delayed Draw Term Note with Air T, Inc., dated September 27, 2024
104	Cover Page Interactive Data File

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LENDWAY, INC.

Date: October 1, 2024	By:	/s/ Elizabeth E. McShane
Elizabeth E. McShane
Chief Financial Officer

3